Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Second Quarter 2023 Results

NEW YORK, July 27, 2023 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $21.1 million, up 19% year-over-year
•Consolidated operating profit of $3.3 million
•Non-GAAP consolidated operating profit of $4.2 million
•Cash flow from operations of $5.1 million
•Earnings per share (EPS) of $0.17

Travelzoo, a global Internet media company that provides exclusive offers and experiences for members, today announced financial results for the second quarter ended June 30, 2023. Consolidated revenue was $21.1 million, up 19% from $17.7 million year-over-year. In constant currencies, revenue was $21.2 million, up 20% year-over-year. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $2.6 million for Q2 2023. At the consolidated level, including minority interests, the reported net income from continuing operations was $2.7 million. EPS from continuing operations was $0.17, compared to $0.08 in the prior-year period.

Non-GAAP operating profit was $4.2 million. The calculation of non-GAAP operating profit excludes amortization of intangibles ($0.4 million), stock option expenses ($0.4 million) and severance-related expenses ($56,000). See section “Non-GAAP Financial Measures” below.
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“Year-over-year revenue growth accelerated from Q1 to Q2,” said Holger Bartel, Travelzoo’s Global CEO. “We will continue to leverage Travelzoo’s global reach, trusted brand, and strong relationships with top travel suppliers to negotiate more exclusive offers for Travelzoo members. With more than 30 million members, 8 million mobile app users, and 4 million social media followers, Travelzoo is loved by travel enthusiasts who are affluent, active, and open to new experiences.”

Cash Position
As of June 30, 2023, consolidated cash, cash equivalents and restricted cash were $20.2 million. Net cash provided by operations was $5.1 million.

Travelzoo North America
North America business segment revenue increased 14% year-over-year to $14.1 million. Operating profit for Q2 2023 was $3.8 million, or 27% of revenue, compared to an operating profit of $3.3 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 35% year-over-year to $5.9 million. At constant currencies, Europe business segment revenue increased 36% year-over-year. Operating loss for Q2 2023 was $239,000, compared to an operating loss of $1.5 million in the prior-year period.

Jack’s Flight Club
Jack’s Flight Club business segment revenue increased 15% year-over-year to $1.1 million. Jack’s Flight Club is a membership subscription service in which Travelzoo has a 60% ownership interest. The number of premium subscribers increased 30% year-over-year. Revenue from increases in subscribers is reported with a lag because we recognize revenue from subscriptions monthly pro rata over the subscription period (quarterly, semi-annually, annually). Operating profit for Q2 2023 was $97,000, compared to an operating profit of $161,000 in the prior-year period. Non-GAAP operating profit for Q2 2023 was $255,000. Non-GAAP operating profit excludes amortization of intangibles ($0.2 million) related to the acquisition.

New Initiatives
New Initiatives business segment revenue, which includes Licensing and Travelzoo META, was $13,000. Operating loss for Q2 2023 was $338,000.

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In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue is booked with a lag of one quarter. Travelzoo recorded $4,000 in licensing revenue from the licensee in Japan in Q2 2023. Travelzoo recorded $9,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q2 2023. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of June 30, 2023, we had 30.8 million members worldwide. In North America, the unduplicated number of Travelzoo members was 16.2 million as of June 30, 2023, down 2% from June 30, 2022. In Europe, the unduplicated number of Travelzoo members was 9.2 million as of June 30, 2023, up 1% from June 30, 2022. Jack’s Flight Club had 2.2 million subscribers as of June 30, 2023, up 22% from June 30, 2022.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
A provision of $1.1 million for income taxes was recorded for Q2 2023, compared to an income tax expense of $928,000 in the prior-year period. The provision for Q2 2023 does not reflect the expected utilization of NOLs by Travelzoo in the U.S.
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Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: amortization of intangibles, stock option expenses, and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
For Q3 2023, we currently expect growth in revenue and growth in operating profit to continue year-over-year. During the pandemic, we have been able to lower our fixed costs. We believe we can keep our fixed costs relatively low in the foreseeable future.

Conference Call
Travelzoo will host a conference call to discuss second quarter 2023 results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast.

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About Travelzoo
Travelzoo® provides its 30 million members with exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo and Jack's Flight Club are registered trademarks of Travelzoo.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	$21,128	$17,689	$42,729	$36,142
Cost of revenues	2,880	2,163	5,571	4,995
Gross profit	18,248	15,526	37,158	31,147
Operating expenses:
Sales and marketing	10,142	8,480	19,438	17,061
Product development	518	454	1,008	907
General and administrative	4,315	4,811	8,728	9,479
Total operating expenses	14,975	13,745	29,174	27,447
Operating income	3,273	1,781	7,984	3,700
Other income, net	479	195	829	1,618
Income from continuing operations before income taxes	3,752	1,976	8,813	5,318
Income tax expense	1,091	928	2,469	1,896
Income from continuing operations	2,661	1,048	6,344	3,422
Income (loss) from discontinued operations, net of tax	2	10	—	(1)
Net income	2,663	1,058	6,344	3,421
Net income attributable to non-controlling interest	37	30	45	34
Net income attributable to Travelzoo	$2,626	$1,028	$6,299	$3,387

Net income attributable to Travelzoo—continuing operations	$2,624	$1,018	$6,299	$3,388
Net income (loss) attributable to Travelzoo—discontinued operations	$2	$10	$—	$(1)

Income per share—basic
Continuing operations	$0.17	$0.08	$0.41	$0.28
Discontinued operations	$—	$—	$—	$—
Net income per share—basic	$0.17	$0.08	$0.41	$0.28

Income per share—diluted
Continuing operations	$0.17	$0.08	$0.40	$0.27
Discontinued operations	$—	$—	$—	$—
Net income per share—diluted	$0.17	$0.08	$0.40	$0.27
Shares used in per share calculation from continuing operations—basic	15,275	12,513	15,485	12,285
Shares used in per share calculation from discontinued operations—basic	15,275	12,513	15,485	12,285
Shares used in per share calculation from continuing operations—diluted	15,337	12,637	15,557	12,591
Shares used in per share calculation from discontinued operations—diluted	15,337	12,637	15,557	12,591
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$19,513	$18,693
Accounts receivable, net	10,287	13,820
Prepaid income taxes	801	1,778
Prepaid expenses and other	1,368	1,289
Assets from discontinued operations	10	11
Total current assets	31,979	35,591
Deposits and other	2,492	5,094
Deferred tax assets	3,222	3,222
Restricted cash	675	675
Operating lease right-of-use assets	6,292	7,440
Property and equipment, net	652	657
Intangible assets, net	2,860	3,651
Goodwill	10,944	10,944
Total assets	$59,116	$67,274
Liabilities and Equity
Current liabilities:
Accounts payable	$2,254	$4,271
Merchant payables	23,885	32,574
Accrued expenses and other	4,316	5,049
Deferred revenue	2,697	2,216
Income tax payable	234	—
Operating lease liabilities	2,395	2,972
Liabilities from discontinued operations	451	452
Total current liabilities	36,232	47,534
Long-term operating lease liabilities	7,493	8,326
Other long-term liabilities	4,322	2,563
Total liabilities	48,047	58,423
Non-controlling interest	—	4,595
Common stock	152	165
Treasury stock (at cost)	—	(7,130)
Tax indemnification	(9,537)	(9,537)
Note receivable from shareholder	(4,753)	(4,753)
Additional paid-in capital	11,819	23,274
Retained earnings	13,441	7,142
Accumulated other comprehensive loss	(4,693)	(4,905)
Total stockholders’ equity	6,429	4,256
Non-controlling interest	4,640	—
Total equity	11,069	4,256
Total liabilities and equity	$59,116	$67,274
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$2,663	$1,058	$6,344	$3,421
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	467	544	945	1,118
Stock-based compensation	431	589	827	1,131
Deferred income tax	30	453	(38)	550
Loss on long-lived assets	10	—	10	38
Gain on sale of equity investment in WeGo	—	—	—	(196)
Net foreign currency effects	(36)	227	(33)	214
Reversal of reserves on accounts receivable and other reserves	(260)	(838)	(829)	(2,246)
Changes in operating assets and liabilities:
Accounts receivable	3,516	3,032	3,888	(131)
Prepaid income taxes	557	(89)	964	670
Prepaid expenses, deposits and other	2,556	(703)	2,573	(138)
Accounts payable	(1,072)	(2,159)	(2,393)	(2,056)
Merchant payables	(4,013)	(11,823)	(8,604)	(19,784)
Accrued expenses and other	(534)	(745)	377	172
Income tax payable	198	(29)	198	(186)
Other liabilities	600	257	1,419	433
Net cash provided by (used in) operating activities	5,113	(10,226)	5,648	(16,990)
Cash flows from investing activities:
Proceeds from repayment of note receivable	74	—	113	—
Purchases of intangible assets	—	—	—	(1,049)
Proceeds from sale of equity investment in WeGo	—	—	—	196
Purchases of property and equipment	(46)	(86)	(157)	(175)
Net cash provided by (used in) investing activities	28	(86)	(44)	(1,028)
Cash flows from financing activities:
Repurchase of common stock	(4,684)	—	(4,870)	—
Exercise of stock options and taxes paid for net share settlement of equity awards	(299)	1,885	(299)	1,885
Net cash provided by (used in) financing activities	(4,983)	1,885	(5,169)	1,885
Effect of exchange rate on cash, cash equivalents and restricted cash	213	(1,652)	384	(2,176)
Net increase (decrease) in cash, cash equivalents and restricted cash	371	(10,079)	819	(18,309)
Cash, cash equivalents and restricted cash at beginning of period	19,826	36,759	19,378	44,989
Cash, cash equivalents and restricted cash at end of period	$20,197	$26,680	$20,197	$26,680
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended June 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$13,642	$6,462	$1,011	$13	$21,128
Intersegment revenue (loss)	491	(575)	84	—	—
Total net revenues	14,133	5,887	1,095	13	21,128
Operating income (loss)	$3,753	$(239)	$97	$(338)	$3,273

Three months ended June 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$12,337	$4,395	$952	$5	$17,689
Intersegment revenue (loss)	41	(41)	—	—	—
Total net revenues	12,378	4,354	952	5	17,689
Operating income (loss)	$3,272	$(1,472)	$161	$(180)	$1,781

Six months ended June 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$28,209	$12,540	$1,959	$21	$42,729
Intersegment revenue (loss)	682	(766)	84	—	—
Total net revenues	28,891	11,774	2,043	21	42,729
Operating income (loss)	$8,269	$218	$52	$(555)	$7,984

Six months ended June 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenue from unaffiliated customers	$23,835	$10,522	$1,775	$10	$36,142
Intersegment revenue (loss)	234	(234)	—	—	—
Total net revenues	24,069	10,288	1,775	10	36,142
Operating income (loss)	$5,092	$(1,294)	$184	$(282)	$3,700

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP operating expense	$14,975	$13,745	$29,174	$27,447
Non-GAAP adjustments:
Amortization of intangibles (A)	389	217	787	443
Stock option expenses (B)	431	589	827	1,131
Severance-related expenses (C)	56	49	95	62
Non-GAAP operating expense	14,099	12,890	27,465	25,811

GAAP operating income	3,273	1,781	7,984	3,700
Non-GAAP adjustments (A through C)	876	855	1,709	1,636
Non-GAAP operating income	4,149	2,636	9,693	5,336

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